Exhibit 99.2

AMERICAN STATE FINANCIAL CORPORATION

This Proxy is Solicited on Behalf of the Board of Directors for use

at the Annual Meeting of Shareholders on [•], 2012

The undersigned shareholder of American State Financial Corporation (“American State”) hereby constitutes and appoints [•] and [•] and each of them, attorneys, agents and proxies with full power of substitution, to vote as proxy the number of shares of common stock, par value $10.00 per share, of American State (the “Common Stock”) which the undersigned would be entitled to vote if personally present at the annual meeting of shareholders of American State to be held at [•], Lubbock, Texas [•] at [•][•].m., local time, on [•], 2012, and any adjournment or postponement thereof (the “Annual Meeting”), with respect to the proposals described in the Proxy Statement/Prospectus and the Notice of Annual Meeting of Shareholders, both dated [•], 2012, timely receipt of which are hereby acknowledged.

This Proxy may be revoked at any time before it is exercised at the Annual Meeting.

1.	To approve the Agreement and Plan of Reorganization (“Agreement”), dated as of February 26, 2012, by and between Prosperity Bancshares, Inc. (“Prosperity”) and American State pursuant to which American State will merge with and into Prosperity (the “Merger”), all on and subject to the terms and conditions contained in the Agreement. Adoption of the Agreement will also constitute approval of the Merger and the other transactions contemplated by the Agreement.

☐ For	☐ Against	☐ Abstain

2.	Election of five directors to serve on the board of directors of American State until the earlier of the completion of the Merger or American State’s 2013 annual meeting of shareholders, and each until their successors are duly elected and qualified or until their earlier resignation or removal.

☐ FOR all nominees listed below (except as otherwise indicated*)

☐ WITHHOLD AUTHORITY for all nominees listed below

*To withhold authority to vote for any nominee, draw a line through the name in the list below.*

W. R. Collier	Michael F. Epps	Donald Ray Hufstedler

Harold E. Humphries	Tony Whitehead

3.	To adjourn or postpone the meeting to a later date or dates, if the board of directors of American State determines it is necessary.

☐ For	☐ Against	☐ Abstain

4.	In their discretion, upon any other matter that may properly come before the Annual Meeting or any postponement or adjournment thereof.

☐ For	☐ Against	☐ Abstain

Shares of Common Stock will be voted as specified in this Proxy. Unless otherwise specified, this Proxy will be voted FOR all proposals listed above. If any other proposal is properly presented at the Annual Meeting or any postponement or adjournment thereof, the Proxy will be voted in accordance with the judgment of the persons appointed as proxies.

The Board of Directors of American State unanimously recommends a vote FOR each proposal listed above. Such vote is hereby solicited on behalf of the Board of Directors.

IMPORTANT: PLEASE DATE AND SIGN THE PROXY ON REVERSE SIDE.

Please sign, date and return this Proxy promptly using the enclosed envelope.

Please sign exactly as your name appears on the certificate(s) representing your share(s) of Common Stock of American State. When signing as attorney, trustee, executor, administrator or guardian, please give full title as such. If shares are held by a corporation, please sign the full corporate name by president or other authorized officer. If shares are held by a partnership or other entity, please sign the full partnership or other entity name by authorized person.

Dated                     , 2012

(Signature of Shareholder)

(Print Name of Shareholder)

(Signature of Shareholder)

(Print Name of Shareholder)

AMERICAN STATE FINANCIAL CORPORATION

This Proxy is Solicited on Behalf of the Voting Representatives for use at the Voting Meeting of

Shareholders Subject to the Shareholders’ Agreement by and between

American State Financial Corporation and Certain of its Shareholders,

as Amended and Restated as of March 8, 2005

The undersigned shareholder of American State Financial Corporation (“American State”) who is a party to the Shareholders’ Agreement by and between American State Financial Corporation and Certain of its Shareholders, as Amended and Restated as of March 8, 2005 (the “Shareholders’ Agreement”), hereby constitutes and appoints W. R. Collier, Donald Ray Hufstedler and Harold E. Humphries (the “Voting Representatives”) and each of them, attorneys, agents and proxies with full power of substitution, to vote as proxy the number of shares of common stock, par value $10.00 per share, of American State (the “Common Stock”) which the undersigned would be entitled to vote if personally present at the voting meeting of shareholders of American State whose shares are subject to the Shareholders’ Agreement to be held at [•], Lubbock, Texas [•] at [•][•].m., local time, on [•], 2012, and any adjournment or postponement thereof (the “Voting Meeting”), with respect to the proposals described in the Proxy Statement/Prospectus and the Notice of Voting Meeting of Shareholders, both dated [•], 2012, timely receipt of which are hereby acknowledged. All of the shares of Common Stock subject to the Shareholders’ Agreement will be voted as a single group by the Voting Representatives at the annual meeting of shareholders of American State to be held at [•], Lubbock, Texas [•] at [•][•].m., local time, on [•], 2012, and any adjournment or postponement thereof (the “Annual Meeting”), on each proposal which is to be voted upon at the Annual Meeting according to the results of the vote on each proposal voted upon at the Voting Meeting.

This Proxy may be revoked at any time before it is exercised at the Voting Meeting.

1.	To approve the Agreement and Plan of Reorganization (the “Agreement”), dated as of February 26, 2012, by and between Prosperity Bancshares, Inc. (“Prosperity”) and American State pursuant to which American State will merge with and into Prosperity (the “Merger”), all on and subject to the terms and conditions contained in the Agreement. Adoption of the Agreement will also constitute approval of the Merger and the other transactions contemplated by the Agreement.

☐ For	☐ Against	☐ Abstain

2.	Election of five directors to serve on the board of directors of American State until the earlier of the completion of the Merger or American State’s 2013 annual meeting of shareholders, and each until their successors are duly elected and qualified or until their earlier resignation or removal.

☐ FOR all nominees listed below (except as otherwise indicated*)

☐ WITHHOLD AUTHORITY for all nominees listed below

*To withhold authority to vote for any nominee, draw a line through the name in the list below.*

W. R. Collier	Michael F. Epps	Donald Ray Hufstedler

Harold E. Humphries	Tony Whitehead

3.	To adjourn or postpone the Voting Meeting or Annual Meeting to a later date or dates, if the Voting Representatives or board of directors of American State determines it is necessary.

☐ For	☐ Against	☐ Abstain

4.	To terminate the Shareholders’ Agreement immediately before the Merger is effective.

☐ For	☐ Against	☐ Abstain

5.	In their discretion, upon any other matter that may properly come before the Annual Meeting or any postponement or adjournment thereof.

☐ For	☐ Against	☐ Abstain

Shares of Common Stock will be voted at the Voting Meeting as specified in this Proxy. Unless otherwise specified, this Proxy will be voted FOR all proposals listed above. If any other proposal is properly presented at the Voting Meeting or Annual Meeting or any postponement or adjournment thereof, the Proxy will be voted in accordance with the judgment of the persons appointed as proxies.

The Voting Representatives and Board of Directors of American State unanimously recommend a vote FOR each proposal listed above. Such vote is hereby solicited on behalf of the Voting Representatives.

Please sign, date and return this Proxy promptly using the enclosed envelope.

Please sign exactly as your name appears on the certificate(s) representing your share(s) of Common Stock of American State. When signing as attorney, trustee, executor, administrator or guardian, please give full title as such. If shares are held by a corporation, please sign the full corporate name by president or other authorized officer. If shares are held by a partnership or other entity, please sign the full partnership or other entity name by authorized person.

Dated                     , 2012

(Signature of Shareholder)

(Print Name of Shareholder)

(Signature of Shareholder)

(Print Name of Shareholder)